UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 29, 2024 (January 26, 2024)
Date of Report (Date of earliest event reported)

CAESARS ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36629	46-3657681
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
100 West Liberty Street, 12th Floor, Reno, Nevada 89501
(Address of principal executive offices, including zip code)
(775) 328-0100
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	CZR	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 26, 2024, Caesars Enterprise Services, LLC, a Delaware limited liability company (the “Company”), extended the term of employment for Chief Executive Officer Tom Reeg and the members of his executive team through January 1, 2027, with automatic one-year renewals thereafter.
The extension was implemented via an amendment to the amended and restated employment agreements with each of the following executives:

Name	Position
Thomas R. Reeg	Chief Executive Officer
Anthony L. Carano	President and Chief Operating Officer
Bret Yunker	Chief Financial Officer
Edmund L. Quatmann, Jr.	Chief Legal Officer and Secretary
Stephanie Lepori	Chief Administrative and Accounting Officer
Josh Jones	Chief Marketing Officer
Each executive is referred to herein as an “Executive” and, collectively the amendments to the amended and restated employment agreements are referred to herein as the “Amendments.” The Amendments became effective on January 26, 2024.
Pursuant to the Amendments, each Executive has agreed to extend the expiration date of their current employment term by two years (i.e., from January 1, 2025 to January 1, 2027). The Amendments continue to provide for automatic one-year renewals unless a notice of non-renewal is provided by either party at least three months before the scheduled renewal date.
As consideration for each Executive’s agreement to extend their employment term, on January 26, 2024, each Executive was granted a one-time sign-on equity award of restricted stock units (“RSUs”) in the following amounts: Mr. Reeg 70,126, Mr. A. Carano 82,509, Mr. Yunker 57,754, Mr. Quatmann 49,505, Ms. Lepori 14,750 and Mr. Jones 10,250. The RSUs will vest in equal one-third installments over the remaining three-year term of employment on each of the first three anniversaries of January 1, 2024, subject to the Executive’s continued service on each applicable vesting date. In the event each Executive’s employment terminates due to Executive’s resignation without “good reason” or by the Company for “cause” (as such terms are defined in the amended and restated employment agreements), prior to January 1, 2027, the Executive will forfeit the unvested portion of the sign-on RSU award. The sign-on RSU award will be subject to the terms, conditions and restrictions specified in the Company’s Amended & Restated 2015 Equity Incentive Plan and award agreement.
Additionally, the Amendments provide that any incentive-based compensation, or any other compensation paid to the Executive pursuant to their amended and restated employment agreement or any other agreement or arrangement with the Company and its subsidiaries or affiliates is subject to the Caesars Entertainment, Inc. Policy for Recovery of Erroneously Awarded Compensation, effective as of December 1, 2023, including any amendments thereto.
Effective as of January 1, 2024, the Amendments for the named executive officers provide for the following annual base salary, annual incentive bonus opportunity target as a percentage of base salary, and long-term incentive award as a percentage of base salary:

Executive	Base Salary	Annual Incentive Bonus Opportunity Target as a Percentage of Base Salary	Long-Term Incentive Award as a Percentage of Base Salary
Thomas R. Reeg	$2,000,000	200%	475%
Anthony L. Carano	$1,350,000	125%	325%
Bret Yunker	$1,200,000	125%	300%
Edmund L. Quatmann, Jr.	$800,000	100%	250%
Stephanie Lepori	$725,000	100%	250%
Except as expressly amended by the Amendments, the terms of the Executive’s amended and restated employment agreements will remain in full force and effect.

The foregoing description is not a complete description of the Amendments and is subject to, and is qualified in its entirety by reference to the full text of each Amendment, a copy of which will be filed as an exhibit to the Company’s annual report on Form 10-K for the period ended December 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT, INC.

Date:	January 29, 2024	By:	/s/ Edmund L. Quatmann, Jr.
Edmund L. Quatmann, Jr.
Chief Legal Officer, Executive Vice President and Secretary